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                                                                 EXHIBIT 99.2




                                                             November 9, 1999


     I, Thomas A. Mastrelli, hereby consent to the use of my name as a director in the S-1 registration statement of Net Ratings, Inc.

                                                 /S/  THOMAS A. MASTRELLI
                                                 ----------------------------
                                                 Thomas A. Mastrelli